CONTACT:
                                                               Karen M. Chambers
                                                              Investor Relations
                                                         APAC TeleServices, Inc.
                                                                    847-374-3204

FOR IMMEDIATE RELEASE:
----------------------

                  APAC REPORTS SPECIAL CHARGES AND 1998 RESULTS



APAC TeleServices, Inc. (NASDAQ:APAC), a premier provider of outsourced customer service and sales, today reported special charges and consolidated financial results for its 1998 fiscal year. The Company announced pre-tax special charges taken in the fourth quarter of 1998 for a non-cash impairment of long-lived assets of $69.7 million and for discontinuance of an operation of $9.5 million. The Company also announced net revenue of $425.0 million for the 1998 year, up 21% from $350.5 million recorded in 1997. For the fourteen weeks ended January 3, 1999 net revenue totaled $115.0 million, up 26% from $91.4 million in the comparable period in 1997. The results for 1998 include the revenue contributed by ITI Marketing, Inc. subsequent to its acquisition on May 20, 1998. Previously reported revenue for 1997 has been reclassified to account for the Company's discontinued operations.


Largely as a result of these special charges, the Company reported a net loss of $79.3 million or $1.63 per share for the year compared to a net loss of $1.2 million or $0.03 per share for the 1997 year. For the fourteen weeks ended January 3, 1999, including special charges, the net loss was $84.1 million or $1.78 per share, compared to a net loss of $20.3 million or $0.42 per share in the comparable period in 1997.


Included in the net loss for 1998 is a non-cash, long-lived asset impairment charge of $69.7 million recorded in the fourth quarter. This amount principally represents the goodwill and other intangible assets associated with its Sales
Solutions segment recorded in connection with the ITI Marketing, Inc. acquisition. During the fourth quarter, the Company performed an in-depth evaluation of the carrying value of the goodwill due to the poor operating performance of the Company's Sales Solutions business relating to changes in ITI's client base and in the industry outlook for outbound telemarketing services. The Company has concluded that due to the significant decline in the growth of the outbound telemarketing industry and the reduced growth prospects for the Company in this area, a permanent impairment of goodwill had occurred.


Earnings before interest, taxes, depreciation, amortization, restructuring charges, goodwill impairment and provision for discontinued operations were $50.3 million for the 1998 year, compared to $57.8 million for the 1997 year.

The Company has received a routine notice from the NASDAQ that due to the Company's common stock price being below $5 per share for more than thirty days, NASDAQ will review continued listing of the Company's common stock pursuant to NASDAQ rules, unless the closing bid price exceeds $5 per share for ten consecutive days prior to May 7, 1999. Should the common stock cease to be listed on the NASDAQ National Market, the Company believes it qualifies for listing on the NASDAQ Small-Cap Market or the American Stock Exchange and will seek listing in one of these markets.


"Despite the challenges of the fourth quarter, APAC's people have made great progress improving our customer satisfaction levels and positioning the business for continued future growth and profitability," said Theodore G. Schwartz, APAC's chairman, CEO and largest shareholder. "We maintained substantial cash flow from continuing operations during challenging times. I am confident that we are doing the right things to establish a foundation upon which we can build meaningful shareholder value in the long term," he added.


This release contains certain statements that describe the Company's assessments of future business conditions and the outlook for the Company based on available information. Whenever possible, the Company has identified these "forward-looking" statements (as defined in Section 21E of the Securities and Exchange Act of 1934) by words such as "anticipates," "believes," "estimates," "expects," and similar phrases. These forward-looking statements are based on assumptions the Company believes are reasonable; however such statements are subject to risks and uncertainties which could cause the Company's actual results to differ materially from those expressed in, or implied by, these statements. Some forward-looking statements in this release concern anticipated revenue levels, cost estimates and resulting earnings that are not necessarily indicative of subsequent periods due to the level and mix of future sales, which may vary significantly from quarter to quarter. The Company assumes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise. A discussion of the risks and uncertainties related to forward-looking statements by the Company, as well as the complete financial statements and footnotes and management's discussion and analysis of financial condition and results of operations, is contained in its Form 10-K Report for the fiscal year ended January 3, 1999 to be filed with the Securities and Exchange Commission on April 5, 1999.


                                     --END--



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                    APAC TELESERVICES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                         FOR THE FISCAL YEARS ENDED
                                                                                ------------------------------------------
                                                                                  JANUARY 3, 1999      DECEMBER 28, 1997*
                                                                                     (53 WEEKS)           (52 WEEKS)
                                                                                ------------------------------------------

NET REVENUE                                                                              $ 425,028      $ 350,533

OPERATING EXPENSES:
    Cost of services                                                                       353,979        268,177
    Selling, general and administrative expenses                                            56,230         45,810
    Asset impairment charges                                                                71,172          3,238
    Restructuring charge                                                                     9,000           --
            Total operating expenses                                                       490,381        317,225
    Operating income (loss)                                                                (65,353)        33,308
INVESTMENT INCOME                                                                             --             --
INTEREST EXPENSE                                                                             8,139          1,499
    Income (loss) from continuing operations before income taxes and cumulative
        effect of accounting change                                                        (73,492)        31,809
INCOME TAXES (BENEFIT)                                                                      (5,200)        12,100
    Income (loss) from continuing operations before cumulative effect of
        accounting change                                                                  (68,292)        19,709
DISCONTINUED OPERATIONS:
    Lossfrom  operations  of Paragren  Technologies,  Inc.,  less  income  taxes
        (benefit) of ($1,100) in 1998, and
        $670 in 1997                                                                        (2,628)       (18,726)
    Loss on disposal of Paragren Technologies, Inc., including provision of
        $3,000 for operating losses during phaseout period, less deferred income tax
        benefit of $1,100                                                                   (8,400)          --
            Total discontinued operations                                                  (11,028)       (18,726)
CUMULATIVE EFFECT OF ACCOUNTING
    CHANGE, less income tax benefit of $1,349                                                 --           (2,200)
NET INCOME (LOSS)                                                                        ($ 79,320)     ($  1,217)

NET INCOME (LOSS) PER SHARE:
    Basic:
        Income (loss) from continuing operations before cumulative effect of
            accounting change                                                            ($   1.40)     $    0.41
        Loss from discontinued operations                                                    (0.23)         (0.39)
        Cumulative effect of accounting change                                                --            (0.05)
            Net income (loss)                                                            ($   1.63)     ($   0.03)

    Diluted:
        Income (loss) from continuing operations before
            cumulative effect of accounting change                                       ($   1.40)     $    0.41
        Loss from discontinued operations                                                    (0.23)         (0.39)
        Cumulative effect of accounting change                                                --            (0.05)
            Net income (loss)                                                            ($   1.63)     ($   0.03)

WEIGHTED AVERAGE SHARES OUTSTANDING:
    Basic                                                                                   48,609         47,453
    Diluted                                                                                 48,609         48,505

*Reclassified to conform to current year's classifications
                                                                                                                3

